FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of April 18, 2014 (this "Amendment"), is entered into among INTL FCSTONE INC., a Delaware corporation (the "Borrower"), the Guarantors party hereto, the Lenders party hereto, and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of September 20, 2013 (as amended or modified from time to time, the "Credit Agreement"); and

WHEREAS, the parties hereto have agreed to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.    Amendments.

(a)    The definition of “Eurodollar Base Rate” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Eurodollar Base Rate” means:

(a)    for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published by Bloomberg (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

(b)    Section 7.02(b) of the Credit Agreement is hereby amended to read as follows:

(b)    not later than 75 days after the beginning of each fiscal year of the Borrower, commencing with the fiscal year beginning October 1, 2014, a budget of the Borrower and its Subsidiaries containing, among other things, pro forma financial statements for each quarter of such fiscal year;

(c)    Section 8.06(c) of the Credit Agreement is hereby amended to read as follows:

(c)    so long as no Default exists or would result therefrom, the Borrower may make other Restricted Payments in an aggregate amount not to exceed during any fiscal year of the Borrower, the greater of (i) $20,000,000 and (ii) an amount equal to one third of Consolidated Net Income determined as of the last day of the most recently ended fiscal year of the Borrower; provided, that, after giving effect to any such Restricted Payment on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11;

2.    Effectiveness; Conditions Precedent. This Agreement shall be effective upon receipt by the Administrative Agent of copies of this Amendment duly executed by the Borrower, the Guarantors and the Required Lenders.

3.    Expenses. The Loan Parties agree to reimburse the Administrative Agent for all reasonable documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable documented fees and expenses of Moore & Van Allen PLLC.

4.    Ratification of Credit Agreement. Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby. This Amendment is a Loan Document.

5.    Authority/Enforceability. Each Loan Party represents and warrants as follows:

(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)    This Amendment has been duly executed and delivered by such Loan Party and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) applicable Debtor Relief Laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)    No material consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Loan Party of this Amendment.

(d)    The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it.

6.    Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants to the Lenders that after giving effect to this Amendment (a) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct as of the date hereof unless they specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (b) no event has occurred and is continuing which constitutes a Default.

7.    Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

Delivery of executed counterparts of this Amendment by telecopy or other secure electronic forma (.pdf) shall be effective as an original.

8.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

9.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10.    Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

11.    Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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INTL FCSTONE INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:            INTL FCSTONE INC.,
a Delaware corporation

By:     /s/    Sean O’Connor
Name:        Sean O’Connor
Title:        CEO

By:     /s/    Scott Branch
Name:        Scott Branch
Title:        President

GUARANTORS:        INTL FCSTONE ASSETS, INC.,
a Florida corporation

By:     /s/    Sean O’Connor
Name:        Sean O’Connor
Title:        CEO

INTL COMMODITIES, INC.,
a Delaware corporation

By:     /s/    Scott Branch
Name:        Scott Branch
Title:        President

INTL FCSTONE SECURITIES INC.,
a Florida corporation

By:     /s/    Scott Branch
Name:        Scott Branch
Title:        Director

FCSTONE GROUP, INC.,
a Delaware corporation

By:     /s/    William Dunaway
Name:        William Dunaway
Title:        CFO/Executive VP

FCSTONE CARBON, LLC,
an Iowa limited liability company

By:     /s/    Mike Knobbe
Name:        Mike Knobbe
Title:        President/CEO

INTL FCSTONE MARKETS, LLC,
an Iowa limited liability company

By:     /s/    Scott Branch
Name:        Scott Branch
Title:        CEO

FCSTONE MERCHANT SERVICES, LLC,
a Delaware limited liability company

By:     /s/    Mike Knobbe
Name:        Mike Knobbe
Title:        President/CEO

RMI CONSULTING, INC.,
an Illinois corporation

By:     /s/    William Dunaway
Name:        William Dunaway
Title:        CFO/Treasurer

COFFEE NETWORK, LLC,
a Florida limited liability company

By:     /s/    Sean O’Connor
Name:        Sean O’Connor
Title:        President of FCStone Group, Inc.
Sole Member

ADMINISTRATIVE
AGENT:            BANK OF AMERICA, N.A.,
as Administrative Agent

By:     /s/    Maria A. McClain
Name:        Maria A. McClain
Title:        Vice President

LENDERS:            BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Maryanne Fitzmaurice

Name:	Maryanne Fitzmaurice

Title:	Director

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Bryan Pynchon

Name:	Bryan Pynchon

Title:	SVP

BANK HAPOALIM B.M.,
as a Lender

By:	/s/ Scott Morello

Name:	Scott Morello

Title:	Senior Vice President

By:	/s/ John Hetsko

Name:	John Hetsko

Title:	Vice President

BMO HARRIS BANK N.A.,
as a Lender

By:	/s/ Scott M. Ferris

Name:	Scott M. Ferris

Title:	Managing Director

THE KOREA DEVELOPMENT BANK, NEW YORK BRANCH,
as a Lender

By:
Name:
Title: